EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Sinclair Broadcast Group, Inc. of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears in the Current Report on Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Boston, Massachusetts
September 11, 1996